SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-12

TAYLOR DEVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify  the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TAYLOR DEVICES, INC.
90 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120-0748

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYLOR DEVICES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. ("Company") will be held at the Holiday Inn, 1881 Niagara Falls Boulevard, Amherst, New York on November 10, 2006 at 10:00 A.M. for the following purposes:

1.	To elect one Class 2 director of the Company to serve a three-year term expiring in 2009, or until the election and qualification of his successor.
2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on September 25, 2006 as the record date for determining which shareholders shall be entitled to notice of and to vote at the Annual Meeting. SHAREHOLDERS WHO ARE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY.  SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY.  THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Reginald B. Newman II
Reginald B. Newman II Secretary

DATED:	September 27, 2006
North Tonawanda, New York

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
OF
TAYLOR DEVICES, INC.
90 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120-0748

_________________________

TO BE HELD AT THE HOLIDAY INN
1881 NIAGARA FALLS BOULEVARD
AMHERST, NEW YORK
NOVEMBER 10, 2006

This Proxy Statement is furnished to shareholders by the Board of Directors of Taylor Devices, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on November 10, 2006 at 10:00 A.M., and at any adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying form of proxy are being mailed to Shareholders commencing on or about September 29, 2006.

If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions.  Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.

The Board of Directors has fixed the close of business on September 25, 2006 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting.  On September 25, 2006, the Company had outstanding and entitled to vote a total of 3,142,922 shares of common stock.  Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)

Percent of Class

Tayco Developments, Inc. 100 Taylor Drive North Tonawanda, NY 14120	697,567	22.2%
(1)

In addition to shares that it owns in the Company, the Taylor family also owns shares in Tayco Developments, Inc. ("Developments"), an affiliate of the Company.  Including shares beneficially owned by Messrs. Douglas P. Taylor and Richard G. Hill in both the Company and Developments, the Taylor family owns or controls 86,566 shares or 2.8% of the Company's stock and 96,951 shares or 9.8% of Developments' stock.  The Company, acting as transfer agent, is the source of the information presented.

DONALD B. HOFMAR

Donald B. Hofmar, a Director of the Company since 1991, died suddenly on September 3, 2006, at age 77.  Mr. Hofmar served as a member of the Company's Audit Committee and as the Audit Committee financial expert.  He also served on the Company's Compensation Committee, Stock Option Committee and Nominating Committee.  Mr. Hofmar had been approved by the Board as a nominee to stand for election with Mr. Hill to the Board of Directors at the Company's Annual Meeting of Shareholders to be held on November 10, 2006.  The Nominating Committee is in the process of vetting and selecting a nominee to fill the vacancy on the Board of Directors pursuant to the Company's Nominating Committee Charter.

Mr. Hofmar's long relationship with the Company began in the early 1960's when he was a senior contractor for the Thomas Register of American Manufacturers.  In this position he formulated and implemented the Company's long-term plans for entering the commercial marketplace.  He continued this for more than 40 years, until his retirement in 2005.

Don was a consummate problem solver; he would quickly reduce the most difficult issue into a series of simple steps, always leading to a fair solution.  His business skills and knowledge proved invaluable to the Company for more than four decades.  On behalf of the Shareholders and Board of Directors of Taylor Devices, Inc., may I say that Don will be deeply missed by all of us and our sincere condolences go out to his wife and family.

Douglas P. Taylor

ELECTION OF DIRECTORS

Each year, those directors comprising one of the three Classes of the Board of Directors of the Company are elected by the shareholders to serve a three-year term.  The term for Class 2 directors will expire at this Annual Meeting.  Due to Mr. Hofmar's recent demise, Mr.Richard Hill is the sole nominee proposed by management to be elected to Class 2 at this Annual Meeting, to hold office until 2009 or the election and qualification of his successor.  The persons named on the enclosed proxy will vote all shares present at the Annual Meeting for the election of the nominee, unless a shareholder, by his or her proxy, directs otherwise.  In the event that Mr. Hill is unable to serve as a director, proxies will be voted in accordance with the best judgment of the person or persons acting under such authority.  Management expects that the nominee will be able to serve.  The nominee has previously served as a director and has been elected as a director at prior annual meetings of shareholders.

Nominees and Directors

Certain information regarding Mr. Hill, including the beneficial ownership of the Company's common stock, as well as information on those directors whose terms of office continue beyond the date of the 2006 Annual Meeting of Shareholders, is set forth below.  Unless otherwise indicated, each person has held the position indicated with either the Company or another organization for the past five years, and has sole voting and investment power with respect to the securities beneficially owned.  Beneficial ownership includes securities which can be acquired pursuant to currently exercisable options, or options which become exercisable within 60 days of the date of this Proxy Statement.

NOMINEES

Nominee for Class 2 Director - Term Expiring 2009

Name	Age	Principal Occupation	First Appointed Director	Number of Shares	% of Class
Richard G. Hill (1)	56	Executive Vice President of the Company	1991	66,638 (2)(4)	2.1

Class 3 Directors Continuing in Office - Term expiring in 2007

Name	Age	Principal Occupation	First Elected Director

Number of Shares

% of Class
Douglas P. Taylor (1)	58	President, CEO and Chairman of the Board of Directors of the Company	1976	34,928 (3)(4)	1.1
Randall L. Clark (5)	63	Chairman of the Board of Directors of Dunn Tire, LLC	1996	25,000 (4)	0.8

Class 1 Director Continuing in Office - Term expiring in 2008

Name	Age	Principal Occupation	First Elected Director

Number of Shares

					% of Class

Reginald B. Newman II (6)	69	Chairman of the Board of Directors of NOCO Energy Corp.	2006	15,000 (4)	0.5

All directors and executive officers as a group (5 persons)				151,921 (7)	4.8
(1)	Messrs. Taylor and Hill are brothers‑in‑law and both are directors of Tayco Realty Corporation ("Tayco Realty"), an affiliate of the Company. Mr. Taylor is also a director of Developments.
(2)	Includes 3,014 shares held beneficially and of record held by Joyce Taylor Hill, wife of Mr. Hill and sister of Douglas P. Taylor. As to all such shares, Mr. Hill disclaims any beneficial ownership.
(3)	Includes 1,307 shares held beneficially and of record by Sandi Taylor, wife of Douglas P. Taylor. As to all such shares, Mr. Taylor disclaims any beneficial ownership.
(4)

Includes options granted to directors and officers and which have not been exercised: 20,000 options held by Mr. Clark, 5,000 by Mr. Newman, 5,000 by the Estate of the late Mr. Hofmar, 5,000 by Mr. Hill and 10,000 by Mr. Taylor.  These options were granted pursuant to the 2001 Taylor Devices, Inc. Stock Option Plan ("2001 Plan") and the 2005 Taylor Devices, Inc. Stock Option Plan ("2005 Plan").

(5)	Mr. Clark also serves on the board of directors of several other area corporations, including Computer Task Group Inc., which is a publicly traded company.
(6)	Mr. Newman also serves on the board of directors of M&T Bank Corporation and Rand Capital Corporation, which are publicly traded companies.
(7)	Includes an option grant of 2,000 shares to Mark V. McDonough, Chief Financial Officer of the Company.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

In fiscal 2006, the Board of Directors met four times with 100% of the directors currently on the Board in attendance.  All Board members traditionally attend the annual meeting, notwithstanding that the Company does not have a policy with regard to attendance.  Mr. Hofmar, however, did not attend the 2005 Annual Meeting due to illness.

The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company.  The Executive Committee, comprised of Messrs. Taylor, Hill and Newman, did not meet in fiscal 2006.

The Audit Committee, comprised of Messrs. Clark, Newman and the late Mr. Hofmar, is governed by a Charter which was adopted by the Board of Directors and revised on August 22, 2003.  A copy of the revised Charter is appended to this Proxy Statement as Appendix A.  The Audit Committee met five times in fiscal 2006 with all members in attendance.  Mr. Hofmar was the Board appointed audit committee financial expert.  Until his retirement, Mr. Hofmar had been President of Bell-Mar, Inc. of Buffalo, New York.  In that capacity, Mr. Hofmar had supervised the production of financial information and had responsibility for his company's financial well-being.

The Compensation Committee, comprised of Messrs. Clark, Newman and the late Mr. Hofmar, reviews the compensation of the Company's executive officers and makes recommendations in that regard to the Board, as a whole.  The Compensation Committee met once in fiscal 2006 with all members in attendance.

The Stock Option Committee, which had been comprised of Messrs. Clark, Newman and the late Mr. Hofmar, administered the Company's stock option plans and had met twice in fiscal 2006 with all members in attendance.

On July 31, 2006, the Board of Directors approved a resolution to eliminate the Company's Stock Option Committee, and directed the Compensation Committee, as part of its duties, to administer the Company's stock option plans as well.

The Nominating Committee, comprised of Messrs. Clark, Newman and the late Mr. Hofmar, is governed by a Nominating Committee Charter adopted by the Board of Directors in 2005.  The Nominating Committee met once in fiscal 2006 with all members in attendance.

The Audit Committee Report

The information contained in this Audit Committee Report shall not be deemed to be soliciting material, or deemed to be filed with or incorporated by reference in filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Messrs. Clark and Newman are independent directors (as was Mr. Hofmar) within the meaning of Rule 4350(d)(2) of the applicable NASDAQ Stock Market listing standards.

As required by the terms of the Audit Committee Charter, the undersigned members of the Audit Committee have:

1.	reviewed and discussed the Company's audited financial statements with management of the Company;
2.

reviewed and discussed with the Company's independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as it may be amended or supplemented; and

3.

received the written disclosures and the letter from the independent accountants, as required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as may be modified or supplemented, and has discussed with the independent accountant, the independent accountants' independence;

4.

Based on the foregoing, the Audit Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal 2006 for filing with the Securities and Exchange Commission ("SEC").

Respectfully submitted,

Randall L. Clark
Reginald B. Newman II

Mr. Hofmar joined in the Audit Committee's recommendation prior to his decease.

Nominating Committee

Nominating Committee members, Messrs. Clark and Newman are independent directors (as was Mr. Hofmar) within the meaning of Rule 4200(a)(15) of the applicable NASDAQ Stock Market listing standards.  The Nominating Committee is governed by the terms of the Nominating Committee Charter and its Attachments (together, the "Charter") with respect to the consideration and selection of nominees, including those recommended by shareholders, proposed for election to the Board of Directors.  The Charter approved by the Board of Directors on February 9, 2005 was attached as Appendix A to the proxy statement provided to shareholders in connection with the 2005 Annual Meeting.

The Criteria and Procedures.

The Company strives to have a Board of Directors which will work diligently to promote the long-term interests of the Company and its shareholders.  To that end, the Charter sets forth certain director qualification criteria (the "Criteria") which the Nominating Committee believes are necessary for a director of the Company to possess, and provides a description of the procedures to be followed when making a recommendation as to any nominee.  So long as any individual proposed by shareholders meets the Criteria, the Nominating Committee will consider such recommendations on the same basis as other candidates.  The Criteria include integrity, reputation, judgment, knowledge, independence, experience and accomplishments, board interaction, skills and long-term commitment.  The Committee is to apply the Criteria to candidates recommended by a Nominating Committee member, other Directors and management, as well to any candidate meeting the Criteria recommended by shareholders.

The Evaluation Process.

The Charter also describes the process for identifying and evaluating nominees for director, including those nominated by shareholders.  In each instance, the Nominating Committee is to assess the Board's present and anticipated strengths and needs, based upon the Company's current and future needs.  The selection of candidates is intended to provide the Board with an appropriate balance of expertise or experience in accounting and finance, technology, management, international business outside of the United States, compensation, corporate governance, strategy, industry knowledge and general business matters.

Management's Class 2 Nominee and Vacancy.

Messrs. Clark and Newman recommended both Messrs. Hill and Hofmar as management's proposed Class 2 Director nominees to stand for election by shareholders at this Annual Meeting. No candidates were proposed by shareholders.  Although the Nominating Committee has begun its work, Mr. Hofmar's sudden demise on September 3, 2006 did not permit sufficient time for the Committee to propose a nominee for election at this Annual Meeting.  Mr. Hofmar, who served on several Board Committees, also served on the Audit Committee and was the Board appointed audit committee financial expert.  Consequently, in addition to other Criteria, any nominee recommended to fill the vacancy on the Board created by Mr. Hofmar's death will be required to meet independence standards within the meaning of Rule 4350(d)(2) of the applicable NASDAQ Stock Market listing standards.

The nominee ultimately selected and recommended by the Nominating Committee will be proposed for prompt election by the Board as a whole and, as a Class 2 Director, will stand for election by the shareholders at the Company's 2007 Annual Meeting to serve for a term expiring in 2009.

Nominees by Shareholders.

Shareholders of the Company may make their suggestions for a director nominee to the entire Board of Directors, or to any individual director, by a submission directed to the Company's Corporate Secretary's Office. The Corporate Secretary's Office will then forward the recommendation, together with all supporting documentation, to Mr. Clark, as Chairman of the Nominating Committee.  Supporting documentation must include a detailed background of the proposed candidate, and demonstrate how the candidate meets the Criteria.

Recommendations should be sent c/o The Corporate Secretary's Office, Taylor Devices, Inc., 90 Taylor Drive, PO Box 748, North Tonawanda, NY 14120-0748.

Director Compensation

Each member of the Board of Directors receives a fee of $2,500 for each Board meeting attended.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $2,250 per meeting for secretarial services.

The Audit Committee meets independently of the Board of Directors not less than four times each year.  Each committee member receives a fee of $1,000 per meeting.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $500 per meeting for secretarial services.

The Compensation Committee meets independently of the Board of Directors not less than once a year.  Each committee member receives a fee of $500 per meeting.  The Secretary or Assistant Secretary of the meeting receives an additional fee of $250 per meeting for secretarial services.

Pursuant to the formula set forth in the 2001 Plan and the 2005 Plan, on April 18, 2006, the fixed date of the grant, each director was granted options to purchase 5,000 shares of the Company's stock.  The exercise price on April 18, 2006 was $5.885, which was the mean between the high and low prices for a share of common stock as quoted by NASDAQ on that date.  If there is only one price quoted for the day of the grant, the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price.  In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the option is granted shall be determined by the Committee or by the Board.  The mean between the high and the low prices of the stock on September 14, 2006 was $5.65 per share.

Current Directors and Officers

For information concerning Messrs. Taylor, Hill, Clark and Newman, see "ELECTION OF DIRECTORS- Nominees and Directors" above.

Mark V. McDonough, (46), the Chief Financial Officer and Treasurer of the Company, joined the Company in 2003. Mr. McDonough is also the Treasurer and Chief Financial Officer of Developments and a director of Tayco Realty.  Until he joined the Company, Mr. McDonough served as Director of Finance at Saint-Gobain Technical Fabrics, Inc.  Prior to that time, he had been employed as Corporate Controller with International Motion Control, Inc.  Both are manufacturing companies in the Western New York region.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 furnished to the Company during the 2006 fiscal year, as well as written representations from the Company's directors and executive officers that no Form 5 was required, the late Donald B. Hofmar, a Director of the Company, reported on March 13, 2006 as to sales of Company stock made on February 9, 2006 and February 10, 2006.  All other reporting persons filed the required Forms on a timely basis.

Code of Ethics

The Company has adopted a Code of Ethics (the "Code") which is a compilation of written standards reasonably designed to deter wrongdoing and promote honest and ethical conduct.  Code requirements include, among others, the preparation of full, fair, timely and understandable disclosure in documents that the Company files with and submits to the Securities Exchange Commission; compliance with governmental laws, rules and regulations; prompt internal reporting of violations to the Code; and accountability for adherence to the Code.  There have been no amendments to the Code of Ethics since its adoption by the Board on August 23, 2003.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer, Executive Vice President and Chief Financial Officer. No other executive officer has compensation which exceeds $100,000 annually in salary and bonus.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-term Compensation Awards

Name / Principal Position	Fiscal Year	Salary (1)	Bonus	Other Annual Compensation (3)			Securities Underlying Options / SARs (2)

Douglas P. Taylor	2006	$194,896	$ 691	$ 36,799			5,000
Chairman, President	2005	$187,699	$ 514	$ 54,169			5,000
and Chief Executive Officer	2004	$184,995	$ 648	$ 39,866			5,000

Richard G. Hill	2006	$153,182	$ 461	$113,497			5,000
Executive Vice President	2005	$147,116	$ 338	$ 30,777			5,000
	2004	$144,997	$ 421	$ 41,861			5,000

Mark V. McDonough	2006	$105,404	$ 49	$ 14,092			2,000
Chief Financial Officer	2005	$ 98,345	$ 25	$ 34,187			2,000
	2004	$ 85,789	$ 16	$ 12,631			2,000

(1)

Automotive vehicles owned by the Company are made available to the President and Executive Vice President named above and use of such vehicles is not limited to business purposes.  The value of any personal economic benefit associated with such use cannot reasonably be determined by the Company.

(2)

Pursuant to the terms of the 2001 Plan and the 2005 Plan, incentive options were granted to Messrs. Taylor and Hill on April 18, 2006 at an option price of $5.885 per share.  An incentive option was granted to Mr. McDonough on August 2, 2005 at an option price of $3.030 per share.  The option price is the mean between the high and low prices for a share of Common Stock as quoted by NASDAQ on this date.

(3)	Other compensation, as paid and accrued to the above named executive officers, is as follows:
	Fees	Bonus	Affiliate Mgm't Incentive	Auto Allowance	401(k)/ Stock Purchase Plan	Stock Options Exercised	Total
Douglas P. Taylor (1)
Fiscal 5/31/06	$11,000	$ 600	$12,000	$2,880	$ 944	$ 9,375	$36,799
Fiscal 5/31/05	$ 7,500	$ 200	$19,464	$2,880	$ 925	$41,750	$54,169
Fiscal 5/31/04	$ 7,500	$1,000	$27,771	$2,640	$ 955	$ -	$39,866

Richard G. Hill (1)
Fiscal 5/31/06	$11,000	$ 600	$12,000	$2,880	$ 842	$86,175	$113,497
Fiscal 5/31/05	$ 7,500	$ 200	$18,630	$2,880	$1,567	$ -	$ 30,777
Fiscal 5/31/04	$ 7,500	$1,000	$26,219	$2,640	$4,502	$ -	$ 41,861

Mark V. McDonough (2)
Fiscal 5/31/06	$ 1,350	$ 100	$12,000	$ -	$ 642	$ -	$14,092
Fiscal 5/31/05	$ -	$ 500	$12,000	$ -	$ 827	$20,860	$34,187
Fiscal 5/31/04	$ -	$ 100	$12,000	$ -	$ 531	$ -	$12,631
(1)	Messrs. Taylor and Hill received the fees and bonuses shown as directors of the Company and Tayco Realty.
(2)	Mr. McDonough received the fees and bonuses shown as a director of Tayco Realty.

OPTION/SAR GRANTS
IN FISCAL YEAR MAY 31, 2006

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted Employees in FY05	Exercise or Base Price ($/Sh)	Expiration Date	5%	10%	Grant Date Present Value (2)

Douglas P. Taylor, Chairman, President and CEO	5,000	23%	$5.885	4/18/16	$18,505	$46,896	$27,367

Richard G. Hill, Vice President	5,000	23%	$5.885	4/18/16	$18,505	$46,896	$27,367

Mark V. McDonough
Chief Financial Officer	2,000	9%	$3.030	8/02/15	$ 3,811	$ 9,658	$ 5,619

(1) Incentive stock options were granted to non-directors on August 2, 2005 pursuant to the 2001 Plan.
(2) The Black‑Scholes option valuation model was used to estimate the grant date present value of each option at August 2, 2005 at $2.81 and at April 18, 2006 at $5.47.

AGGREGATED OPTION/SAR EXERCISES
IN LAST FISCAL YEAR AND
YEAR‑END OPTION/SAR VALUES
5/31/06

Name	Number of Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable (E) Unexercisable (U)	Value of Unexercised In-the- Money Options at Fiscal Year End Exercisable (E) Unexercisable (U) (1)

Douglas P. Taylor
Chairman, President and CEO	5,000	$ 9,375	10,000 (E)	$17,950

Richard G. Hill
Executive Vice President	20,000	$86,175	5,000 (E)	$ 1,450

Mark V. McDonough
Chief Financial Officer	-	-	2,000 (E)	$ 6,290

(1)	Value is the difference between the market value of the Company's Common Stock on May 31, 2006 of $6.175 and the exercise price for the options.

Equity Compensation Plan Information

The following table sets forth information regarding equity compensation plans of the Company as of May 31, 2006.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
1994 Stock Option Plan 1998 Stock Option Plan 2001 Stock Option Plan 2005 Stock Option Plan	1,000 30,000 40,000 14,250	$5.56 $3.79 $3.56 $5.89	- - - 125,750
Equity compensation plans not approved by security holders
2004 Employee Stock Purchase Plan (1)	-	-	249,339
Total	85,250		375,089
(1)

The Company's 2004 Employee Stock Purchase Plan (the "Employee Plan") permits eligible employees to purchase shares of the Company's common stock at fair market value through payroll deductions and without brokers' fees.  Such purchases are without any contribution on the part of the Company.  As permitted by its terms, the Employee Plan had been suspended by the Board of Directors from August 10, 2004 until August 4, 2005.  As of May 31, 2006, 249,339 shares were available for issuance.

Employment Agreements

As of December 1, 2000, Messrs. Taylor and Hill (each, an "Executive") entered into Employment Agreements with the Company (together, the "Agreements").  The Agreements provide that, each year, the term will be for three years going forward (the "Term").  Under the Agreements, Messrs. Taylor and Hill are entitled to receive base salaries of not less than $174,000 per year and $138,000, respectively, together with such employee benefits and perquisites as were available to them immediately prior to December 1, 2000.  Should the Executive voluntarily resign, the Company may, in the discretion of the Board, pay the Executive a severance payment which the Board may determine at the time.  The Company retains the right to terminate each Executive for "Cause", without compensation.  "Cause" is defined to include personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of law, or willful material breach of the Agreement.  If the Company terminates either Executive without cause, or if either Executive resigns because the Company has failed to appoint him to the office he currently holds, or makes any material change in his functions, duties, or responsibilities, then the terminated Executive is entitled to a payment equal to the greater of the payments due him for the remaining Term or 1.2 times the average of his three preceding years' cash compensation plus contributions to employee benefit plans.  In the event of a "Change of Control," as defined in the Agreements, followed by termination of the Executive's employment, the Company has agreed to pay each Executive a sum equal to the greater of the payments due him for the remaining Term, or 2.99 times the average of the five preceding years' cash compensation plus contributions to employee benefit plans.  If an Executive voluntary terminates his employment when there has not been a Change in Control, then the Agreements provide that the Executive will not compete with the Company for a period of one year in any city, town or county where the Company's principal office is located.

Indemnification Insurance for Directors and Officers

On August 24, 2006, the Company purchased a director and officer indemnification insurance policy written by the Illinois National Insurance Company through the American International Group.  The renewal was for a one‑year period at an annual premium of $51,000.  The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities.  No payments or claims for indemnification or expenses have been made under any directors and officers' insurance policies purchased by the Company.

The Company has entered into Indemnity Agreements with its directors and certain officers.  Although the New York Business Corporation Law (the "BCL) and the By-laws authorize the Company to indemnify directors and officers, they do not require the directors and officers to be indemnified during the pendency of litigation or specify the times at which the Company is obligated to reimburse an indemnified person for expenses.  The Indemnity Agreements provide that the Company will advance litigation expenses to the person indemnified while the action is pending, upon the indemnified person's assurance (as required by the BCL) that the advance will be returned if the indemnified person is ultimately found not to be entitled to it.

EMPLOYEE STOCK PURCHASE PLAN

The Company adopted an Employee Stock Purchase Plan in 2004.  As of September 25, 2006, there are 248,720 shares available for sale to qualified employees.   The Company also provides a 401(k) plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

In addition to property leased from the Niagara County Industrial Developments Agency pursuant to the industrial revenue bond issued in 1994, the Company also leases portions of both the building and the property on which it is located from Tayco Realty.  Pursuant to the Lease Agreement between the Company and Tayco Realty, rental payments from June 1, 2005 to May 31, 2006 totaled $159,600.  The Lease Agreement, which contains standard terms and conditions, was renewed on November 1, 2005 for a term of ten years.  Annual rentals are renegotiated by management of the two companies.  The total rent paid by the Company is determined by a base rate, subject to adjustment for increases in taxes, maintenance costs and for utilization of additional space by the Company.  The Company also pays for certain expenses incurred for the operation of the facilities.

Pursuant to the Lease Agreement dated July 1, 2000 between the Company and Developments, the Company, which leases the parcel from Tayco Realty, sub-leases approximately 800 square feet of office and research and development space located at 100 Taylor Drive, North Tonawanda, to Developments at a base annual rental of $12,000.  The rate of any rental increase may not exceed 10% annually and may be waived by both parties in writing.  The sublease automatically renews on each anniversary of its commencement date, unless either party gives three months' written notice to the other of termination.  The sublease provides that on April 1 of each year, management of both companies will review the agreement to determine possible increases for expenses due to increased taxes, maintenance costs, or for additional space utilized by Developments.  In fiscal 2006, the Company received total rental payments of $12,000 from Developments.

Under a License Agreement ("License Agreement") dated November 1, 1959, between the Company and Developments, an affiliate of the Company, the Company was granted preferential rights to market, in the United States and Canada, all existing and future inventions and patents developed by Developments. The term of this License Agreement is the life of the last-to-expire patent on which the Company is paying royalties, which is the year 2021.  During the life of each patent, the Company records a royalty payable to Developments, equal to five percent of sales value of patented items sold and shipped.  The Company incurred royalty charges from Developments of $97,000 and $165,000 in the years ended May 31, 2006 and 2005, respectively.  Under the License Agreement, payments of royalties are required to be made quarterly.

The License Agreement also provides for Developments to pay the Company 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement, as well as on apparatus and equipment subject to the License Agreement but modified by the Company, with rights to such modification having been assigned to Developments.  No royalties were owed to the Company in the years ended May 31, 2006 and 2005.  Royalties, if any, are paid quarterly.

Although the Company and Developments share common management and a close business relationship, as separate corporations responsible to their own shareholders, interests may diverge regarding development and licensing of future inventions and patents.  In that case, Developments would be permitted to license future inventions and patents to parties other than the Company, rendering the Company's option on future inventions and patents under its License Agreement only minimally beneficial.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company approves all professional services, including tax related services, provided to the Company by Lumsden & McCormick, LLP.  With regard to "Audit and Audit-Related" services, the Committee reviews the annual audit plan and approves the estimated audit budget in advance.  The aggregate fees billed by Lumsden & McCormick, LLP for professional services to the Company were $76,200 and $74,500 for the fiscal years ended May 31, 2006 and 2005.

Audit Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services rendered in connection with the audit of the Company's annual financial statements, the review of the Company's quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements were $66,500 and $70,500 for the fiscal years ended May 31, 2006 and 2005.

Audit-Related Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional assurance and related services reasonably related to the performance of the audit of the Company's financial statements, but not included under Audit Fees, were $3,900 and zero for the fiscal years ended May 31, 2006 and 2005.

Tax Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services for tax compliance, tax advice and tax planning were $5,800 and $4,000 for the fiscal years ended May 31, 2006 and 2005.

All Other Fees

None.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

SHAREHOLDER COMMUNICATIONS AND PROPOSALS

Although the Board of Directors does not have a formal procedure for shareholders to send communications to the Board of Directors, a shareholder may communicate with the Company at its website at www.taylordevices.com/Investors.htm.  The Company will relay communications to specified individual directors if an express request to do so is included in the shareholder communication.

Proposals of shareholders intended to be presented to the year 2007 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to June 1, 2007 for inclusion in the Proxy Statement and form of proxy.  Shareholders wishing to propose a matter for consideration at the 2007 Annual Meeting of Shareholders must follow certain specified advance notice procedures set forth in the Company's By‑Laws, a copy of which is available upon written request to: Reginald B. Newman II, Secretary, Taylor Devices, Inc., 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120‑0748.

The By‑Laws designate procedures for the calling and conduct of a meeting of shareholders, including, but not limited to, specifying who may call the meeting, what business may be conducted, the procedures with respect to the making of shareholder proposals, and the procedures and requirements for shareholder nomination of directors.

The Company will provide without charge, on the written request of any person from whom a proxy is solicited, on the written request of such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2006.  A written request should be addressed to Kathleen A. Nicosia, Shareholder Relations Manager, 90 Taylor Drive, North Tonawanda, New York 14120-0748.

  FINANCIAL STATEMENTS

The financial statements of the Company are contained in the Company's 2006 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

Voting

Under the Business Corporation Law of New York ("BCL") and the Company's By‑Laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting.  The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

Directors standing for election must be elected by a plurality of votes cast at the Annual Meeting and elected to their class terms.  "Other business," if properly brought before the meeting, must be adopted by a majority of affirmative votes cast at the meeting.

For voting purposes, all proxies marked "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item.  In no event will an abstention be counted as a vote cast.  No broker non‑votes will be counted for any item.

Expenses

The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company.  The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $5,250, plus reimbursement of reasonable out‑of‑pocket expenses.  In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to his or her regular compensation.  Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

By Order of the Board of Directors
/s/ Reginald B. Newman II
Reginald B. Newman II
Secretary
Dated:	September 27, 2006
North Tonawanda, New York

Appendix A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF TAYLOR DEVICES, INC.
(Revised August 22, 2003)

Status

The Audit Committee is a committee of the Board of Directors.

Composition

The Audit Committee shall be appointed by resolution passed by a majority of the Board of Directors.  A minimum of three directors shall be selected to serve on the Audit Committee, all of whom shall, in the judgment of the Board of Directors, be independent in accordance with the NASD listing standards applicable to Nasdaq SmallCap Issuers.

Each member shall, in the judgment of the Board of Directors, have the ability to read and understand the Company's fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.  At least one member of the Audit Committee shall, in the judgment of the Board of Directors, be an "audit committee financial expert" within the meaning of the definition set forth in rules of the Securities and Exchange Commission ("SEC") and at least one member (who may also serve as the audit committee financial expert) shall, in the judgment of the Board of Directors, have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member's financial sophistication, including having been a chief executive officer or other senior officer with financial oversight responsibilities in accordance with applicable listing standards.

Funding

The Company shall provide the Audit Committee with appropriate funding to discharge its duties under this Charter.

Purpose

The Audit Committee shall represent and assist the Board of Directors with its oversight of:  (a) the integrity of the Company's financial statements and internal controls, (b) the Company's compliance with legal and regulatory requirements therefor, (c) the independent auditor's qualifications and independence and (d) the performance of the Company's internal audit function and independent auditor. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Duties and Responsibilities

Independent Auditor

The independent auditor has ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the shareholders.  The Audit Committee shall:

  Appoint, retain (subject to approval by the Company's shareholders) and terminate when appropriate, the independent auditor, establish the independent auditor's compensation, andpre-approve and directly oversee all audit services to be provided by the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.
  Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.
  Receive and review an annual formal written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the full Board take, appropriate action to oversee the independence of the auditor.
  Receive and review:  (a) a report by the independent auditor describing the independent auditor's internal quality controlprocedures and any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.
  At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

Internal Controls

  Review with the independent auditor:  (a) the scope and results of the audit; (b) any problems or difficulties that the independent auditor encountered in the course of the audit work and management's response; and (c) any questions, comments or suggestions the independent auditor may have relating to internal control over financial reporting, disclosure controls and procedures, and accounting practices and procedures of the Company or its affiliates and subsidiaries.
  Review, at least annually, the scope and results of the Company's internal audit program, including then current and future programs of the Company's internal audit department, any and all procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the internal audit department.
  Review with the independent auditor, the Company's internal audit department and management:  (a) the adequacy and effectiveness of the systems of internal control over financial reporting (including any significant deficiencies and significant changes, as reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its affiliates or subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.
  Review with the independent auditor, the Company's internal audit department and management, when and as such requirements are applicable:   (a) the annual report of management on the Company's internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002; and (b) the attestation report from the independent auditor regarding management's assessment of the Company's internal control over financial reporting.

Compliance and Disclosure

  Review certifications signed by the chief executive officer and the chief financial officer in connection with any periodic reports filed by the Company with the SEC and discuss with such individuals, the adequacy of the Company's design or operation of its internal control over financial reporting, its disclosure controls and procedures, and any fraud or potential fraud, if any, involving management or employees in connection with any internal control function, as required by the Sarbanes-Oxley Act of 2002 and related rules and regulations.
  Review with management and the independent auditor, the annual and quarterly financial statements of the Company, including: (a) the Company's disclosures under "Management's Discussion and Analysis or Plan of Operation;" (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing with the SEC of a report on Form 10-KSB or 10-QSB; and (c) the items required by Statement of Auditing Standards 61, as in effect at that time in the case of the annual statements, and Statement of Auditing Standards 61, as in effect at that time in the case of the quarterly statements.
  Recommend to the Board of Directors, based on the review described in paragraphs 4 and 10 above, whether the Company's financial statements should be included in the annual report on Form 10-KSB.
  Review earnings press releases, as well as Company policies with respect to the earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.
  Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.
  Review:  (a) the status of compliance with applicable laws, regulations, internal control over financial reporting, and disclosure controls and procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties, as determined by the Audit Committee.

Administration

  Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.
  Establish policies for the hiring of employees and former employees of the independent auditor.
  Retain, in its sole discretion and at the Company's expense, special independent accounting, legal, or other advisors, as the Audit Committee deems necessary in the performance of its duties and responsibilities.
  Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of this Audit Committee Charter.

Meetings

The Audit Committee shall meet not less than four times each year and at such other times as it deems necessary to fulfill its responsibilities.  The Audit Committee shall periodically meet separately in executive session with management, the internal auditor and the independent auditor.  The Audit Committee shall report regularly to the Board of Directions with respect to its activities and make recommendations to the Board of Directors, as appropriate.

Report

The Audit Committee shall prepare a report each year for inclusion in the Company's proxy statement relating to the election of directors.